Exhibit 99.1

American Residential Properties, Inc. Expands Credit Facility by $50 Million

Partial Accordion Exercise Increases Size of Credit Facility to $340 Million

Scottsdale, Arizona, October 3, 2013 - American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) today announced that Citibank, N.A. has joined its existing bank group as a lender under the Company’s senior secured revolving credit facility. As a result of Citibank’s entry into the credit facility, the Company exercised $50 million of the $210 million accordion feature of the credit agreement, increasing the maximum borrowing amount from $290 million to $340 million, subject to meeting certain criteria. All other terms of the Credit Agreement remain unchanged. The credit facility currently permits further increases of the maximum borrowing amount up to $500 million, subject to meeting certain criteria and obtaining additional commitments from lenders.

“Adding another major bank to our lending syndicate is a strong endorsement of our business model and the opportunities to generate attractive returns in the single-family rental market,” said Laurie A. Hawkes, President and Chief Operating Officer of the Company.

Citibank joins Bank of America, N.A., Morgan Stanley Senior Funding, Inc., KeyBank National Association, Barclays Bank PLC, Jeffries Group, Inc., Raymond James Bank, N.A. and Comerica Bank as lenders under the Company’s credit facility.

About American Residential Properties, Inc.

American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.

Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.americanresidentialproperties.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include references to future returns of the Company. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission. All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.

Shant Koumriqian
Chief Financial Officer
ir@americanresidentialproperties.com
480-474-4800

MEDIA CONTACT:	Financial Profiles, Inc.
Megan Klein
mklein@finprofiles.com
310-478-2700 x28